UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 20, 2007

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55306

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)                         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Named Executive Officer Compensation

Compensation Philosophy

The Company’s executive compensation policies are designed with one goal in mind, maximization of shareholder value over long periods of time. The Compensation Committee of the Board of Directors of OneBeacon Insurance Group, Ltd. (the “Company”) (the “Committee”) believes that this goal is best pursued by utilizing a pay-for-performance program that serves to attract and retain superior executive talent and provide management with performance-based incentives to maximize shareholder value. Through this compensation program, the Committee seeks to maximize shareholder value by aligning closely the financial interests of management with those of its shareholders.

Compensation of the Company’s senior management team, including its named executive officers, consists primarily of three components: base salary, annual bonus and long-term incentive awards. Base salaries have been capped at $400,000. Annual bonus targets for all senior executives are set at 50% of base salary. Long-term incentives for senior executives typically are comprised of performance shares and/or units. In the past, a significant portion of the payouts to our senior executives under these awards was tied to the performance of White Mountains Insurance Group, Ltd. (“White Mountains”), which owns a majority of our outstanding shares, rather than solely the Company’s performance.  With respect to awards made in February 2007 and going forward, awards and payouts under these awards will be tied primarily to the Company’s performance.  These amounts can be highly variable, as the actual number of shares/units paid out at the end of the cycle will range from 0% to 200% of target depending on performance against pre-established goals.

On February 20, 2007, the Committee approved various elements of compensation with respect to the executive officers of the Company to be named in its 2007 Proxy Statement (“named executive officers”).  The Committee set annual salaries, approved annual bonuses pursuant to the Management Incentive Plan (“MIP”), approved payments under various long-term incentive plans, and approved awards under the 2007-2009 performance cycle of the Company’s Long-Term Incentive Plan, all as described in more detail below.  For a complete description of the Company’s compensation plans with respect to its named executive officers, please refer to the Company’s final prospectus dated November 8, 2006 as filed with the Securities and Exchange Commission.

Annual Base Salary

Annual base salaries for the named executive officers for 2007 are as follows: T. Michael Miller, President and Chief Executive Officer, will receive an annual base salary for 2007 of $400,000 (unchanged from 2006); Paul H. McDonough, Chief Financial Officer, will receive an annual base salary for 2007 of $375,000 (unchanged from 2006); Thomas L.  Forsyth, Secretary and Senior Vice President and General Counsel of OneBeacon Insurance Group LLC, will receive an annual base salary for 2007 of $375,000 (unchanged from 2006); Alexander C. Archimedes, Senior Vice President-Personal Lines, OneBeacon Insurance Company (“OBIC”), will receive an annual base salary of $300,000, an increase from his 2006 annual base salary of $275,000; and Drew C. Carnase, Senior Vice President-Commercial Lines, OBIC, will receive an annual base salary of $300,000, an increase from his 2006 annual base salary of $250,000.

Annual Bonus Program. Also on February 20, 2007, the Committee approved annual bonuses to be paid to each of the Company’s named executive officers under the Company’s annual bonus program, or MIP. The 2006 MIP is described in more detail in the Company’s final prospectus dated November 8, 2006 as filed with the Securities and Exchange Commission. The annual bonuses approved with respect to 2006 are as follows: Mr. Miller-$300,000; Mr. McDonough-$281,250; Mr. Forsyth-$281,250; Mr. Archimedes-$199,375; and Mr. Carnase-$200,000.  The 2007 MIP target award for each of the named executive officers remains unchanged from 2006 at 50% of annual base salary. The 2007 MIP is substantially similar to the 2006 MIP described in the Company’s final prospectus dated November 8, 2006.

Supplemental Bonus Program. The Committee also approved payments under a 2006 supplemental bonus program for select managers at OneBeacon who did not participate in the Company’s long-term incentive programs for the 2001-2003 and 2002-2004 performance cycles, including Messrs. Miller and McDonough.  The program was designed to reflect that the performance targets for the 2004-2006 performance unit cycle were set in a manner that could result in an inequitable sharing of the value created at the Company with White Mountains (i.e., a 96% combined ratio produced at the Company would contribute at or above target results for White Mountains, but would contribute below target results at the Company).  As a result, the Committee approved a payment of $400,815 to Mr. Miller and $144,043 to Mr. McDonough.  Messrs. Forsyth, Archimedes and Carnase did not receive bonuses under this program.

Initial Public Offering Bonuses.  In recognition of the completion of a highly successful initial public offering in November 2006, the Committee awarded each of Messrs. Miller and McDonough a bonus of $750,000 and $500,000, respectively.

Long-Term Incentive Awards

2004-2006 Performance Cycle Award Payouts. On February 20, 2007, the Committee approved payments under outstanding performance unit awards for the 2004-2006 performance cycle to certain of the Company’s named executive officers. The value of the performance units granted increases or decreases based upon the Company’s pre-tax underwriting return on capital, or pre-tax UROC.  The number of performance units payable depends upon the Company’s adjusted GAAP combined ratio.  From January 1, 2004 to December 31, 2006, pre-tax UROC increased by an annual average of approximately 19.5%. The Company’s adjusted GAAP combined ratio for the period was 95.4%.  The Committee determined that the performance versus the target established at the beginning of 2004 yielded a performance unit payout of 62.4% of target which resulted in the following payouts to the applicable named executive officers:  Mr. Miller-$851,985; Mr. McDonough-$306,182; Mr. Archimedes-$335,469; and Mr. Carnase-$379,666. Mr. Forsyth did not have any performance unit awards for the 2004-2006 performance cycle.

On February 20, 2007, the Committee approved payments under outstanding phantom White Mountains performance share awards for the 2004-2006 performance cycle to certain of the Company’s named executive officers. The Committee also approved, subject to the approval of the White Mountains Compensation Committee which occurred on February 21, 2007, a payment to Mr. Miller under an outstanding White Mountains performance share award for the 2004-2006 performance cycle.  The total value earned with respect to a performance share award is based upon the fair market value of a common share of White Mountains on February 21, 2007.  The number of performance shares payable depends on growth in intrinsic business value per share of White Mountains’ shares.  The Committee determined that the performance versus the target established at the beginning of 2004 yielded a performance share payout of 145% of target to the applicable named executive officers, which resulted in the following payouts:  Mr. Miller-$994,514; Mr. Archimedes-$331,505; and Mr. Carnase-$165,752. Mr. Forsyth and Mr. McDonough did not have any phantom White Mountains performance share awards for the 2004-2006 performance cycle.

2007-2009 Performance Cycle Grants. At the same meeting, the named executive officers of the Company were granted target performance share awards for the 2007-2009 performance cycle with target values as follows: Mr. Miller-106,411 shares with a target value of $4,000,000; Mr. McDonough-21,282 shares with a target value of $800,000; Mr. Forsyth-17,292 shares with a target value of $650,000; Mr. Archimedes-21,282 shares with a target value of $800,000; and Mr. Carnase-21,282 shares with a target value of $800,000. Performance against the target governing the performance shares will be confirmed by the Committee following the end of 2009 and the number of performance shares actually awarded at that time will generally range from 0% to 200% of the target number granted.  The target performance goal has been set at growth of 13% per year in intrinsic business value per share of the Company’s shares (“GIBVPS”). GIBVPS is a weighted average of the following three metrics:  underwriting return on equity (40%); growth in fully converted tangible book value per share, including dividends (40%); and growth in the market value of the Company’s shares, including dividends (20%).

Cancellation of 2005-2007 and 2006-2008 OneBeacon Phantom WTM Awards and Grant of Replacement Awards.  At the same meeting, in order to more closely align the interests of the Company’s senior management with shareholders and the Company’s results, the Committee cancelled certain outstanding phantom White Mountains performance share awards for the 2005-2007 and 2006-2008 performance cycles as follows:  Mr. Miller-1,000 shares with a target value of $563,000 under the 2005-2007 cycle; Mr. McDonough-360 shares with a target value of $194,400 under the 2006-2008 cycle; Mr. Forsyth-180 shares with a target value of $97,200 under the 2006-2008 cycle; Mr. Archimedes-330 shares with a target value of $185,790 and 360 shares with a target value of $194,400 under the 2005-2007 and 2006-2008 cycles, respectively; and Mr. Carnase-175 shares with a target value of $98,525 and 360 shares with a target value of $194,400 under the 2005-2007 and 2006-2008 cycles, respectively.  In addition, at its meeting on February 21, 2007, the White Mountains Compensation Committee cancelled Mr. Miller’s outstanding WTM  performance share awards for the 2005-2007 and 2006-2008 performance cycles of 2,000 and 3,300 shares with target values of $1,126,000 and $1,782,000, respectively.

The Committee granted replacement awards with an equivalent economic value as the cancelled awards, for “stub cycles” under the Company’s Long-Term Incentive Plan as follows:  Mr. Miller-68,700 shares under the 2007 stub cycle and 75,570 shares under the 2007-2008 stub cycle; Mr. McDonough-8,244 shares under the 2007-2008 stub cycle; Mr. Forsyth-4,122 shares under the 2007-2008 stub cycle; Mr. Archimedes-7,557 shares under the 2007 stub cycle and 8,244 shares under the 2007-2008 stub cycle; and Mr. Carnase-4,008 shares under the 2007 stub cycle and 8,244 shares under the 2007-2008 stub cycle.

The performance goals for the 2007 stub cycle are based on GIBVPS for 2007, and the performance goals for the 2007-2008 stub cycle are based on GIBVPS for 2007 and 2008.  The payout percentage for the 2007 performance cycle (which can range from 0% to 200% of target) also takes into account White Mountains’ growth in intrinsic business value per share (“White Mountains GIBVPS”) for 2005 and 2006, and the payout percentage for the 2007-2008 stub cycle (which can range from 0% to 200% of target) also takes into account White Mountains’ GIBVPS for 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: February 26, 2007

	By:	/s/ Thomas L. Forsyth
Thomas L. Forsyth
Secretary